As filed with the Securities and Exchange Commission on September 9, 2019

Registration No. 333-220519

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Encompass Health Corporation*

(Exact Name of Registrant as Specified in its Charter)

Delaware	63-0860407
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9001 Liberty Parkway

Birmingham, Alabama 35242

(205) 967-7116

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Patrick Darby, Esq.

Executive Vice President, General Counsel and Secretary

Encompass Health Corporation

9001 Liberty Parkway

Birmingham, Alabama 35242

(205) 967-7116

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephen D. Leasure, Esq. Associate General Counsel Encompass Health Corporation 9001 Liberty Parkway Birmingham, Alabama 35242 (205) 967-7116	Timothy W. Gregg, Esq. Maynard, Cooper & Gale, P.C. 2400 Regions/Harbert Plaza 1901 Sixth Avenue North Birmingham, Alabama 35203 (205) 254-1212

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	(1)(2)	(3)
Preferred Stock, par value $0.10 per share	(1)(2)	(3)
Warrants to purchase Common Stock or Preferred Stock	(1)(2)	(3)
Debt Securities	(1)(2)	(3)
Guarantees of Debt Securities	(1)(4)	(4)

(1)	Not applicable pursuant to Form S-3 General Instruction II(E).
(2)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, exchange or conversion of other securities.

(3)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.
(4)	No separate consideration will be received for the guarantees, and pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

*TABLE OF ADDITIONAL REGISTRANTS

The following direct and indirect subsidiaries of Encompass Health Corporation may guarantee the debt securities and are co-registrants under this registration statement with respect to the guarantees only.

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices#	State or other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Continental Medical Systems, LLC	Delaware	8060	51-0287965
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware	8060	25-1622264
Encompass Health Acquisition Holdings, LLC	Delaware	8060	47-4222377
Encompass Health Acquisition Holdings Subsidiary, LLC	Delaware	8060	38-3972785
Encompass Health Alabama Real Estate, LLC	Delaware	8060	81-2766540
Encompass Health Arizona Real Estate, LLC	Delaware	8060	45-2816261
Encompass Health Arkansas Real Estate, LLC	Delaware	8060	47-5318134
Encompass Health Boise Holdings, LLC	Delaware	8060	82-4174650
Encompass Health Bryan Holdings, LLC	Delaware	8060	47-5382676
Encompass Health C Corp Sub Holdings, Inc.	Delaware	8060	81-2989887
Encompass Health California Real Estate, LLC	Delaware	8060	46-0772862
Encompass Health Central Arkansas Holdings, Inc.	Delaware	8060	25-1604215
Encompass Health Colorado Real Estate, LLC	Delaware	8060	45-2973710
Encompass Health Deaconess Holdings, LLC	Delaware	8060	45-4093563
Encompass Health Fairlawn Holdings, LLC	Delaware	8060	02-0393832
Encompass Health GKBJH Holdings, LLC	Delaware	8060	81-0798944
Encompass Health Gulfport Holdings, LLC	Delaware	8060	81-4340729
Encompass Health Iowa Real Estate, LLC	Delaware	8060	83-1251272
Encompass Health Johnson City Holdings, LLC	Delaware	8060	46-5136877
Encompass Health Joint Ventures Holdings, LLC	Delaware	8060	45-3462275
Encompass Health Jonesboro Holdings, Inc.	Delaware	8060	62-1347455
Encompass Health Kansas Real Estate, LLC	Delaware	8060	45-5092337
Encompass Health Kentucky Real Estate, LLC	Delaware	8060	27-5440425
Encompass Health Littleton Holdings, LLC	Delaware	8060	83-1872535
Encompass Health Lubbock Holdings, LLC	Delaware	8060	82-2884550
Encompass Health Martin County Holdings, LLC	Delaware	8060	45-4094041
Encompass Health Maryland Real Estate, LLC	Delaware	8060	47-5529679
Encompass Health Massachusetts Real Estate, LLC	Delaware	8060	47-5517900
Encompass Health Midland Odessa Holdings, LLC	Delaware	8060	81-2974816
Encompass Health Myrtle Beach Holdings, LLC	Delaware	8060	81-1407007
Encompass Health Nevada Real Estate, LLC	Delaware	8060	46-3643875
Encompass Health New Mexico Real Estate, LLC	Delaware	8060	46-3662902
Encompass Health North Houston GP, LLC	Delaware	8060	47-5177454
Encompass Health Ohio Real Estate, LLC	Delaware	8060	45-4508186
Encompass Health Owned Hospitals Holdings, LLC	Delaware	8060	27-2457679
Encompass Health Pennsylvania Real Estate, LLC	Delaware	8060	46-3458365
Encompass Health Properties, LLC	Delaware	8060	63-1133453
Encompass Health Real Estate, LLC	Delaware	8060	27-2811002
Encompass Health Rehabilitation Hospital of Albuquerque, LLC	Delaware	8060	63-1011171
Encompass Health Rehabilitation Hospital of Altamonte Springs, LLC	Delaware	8060	45-2905189
Encompass Health Rehabilitation Hospital of Bakersfield, LLC	Delaware	8060	63-1184845
Encompass Health Rehabilitation Hospital of Bluffton, LLC	Delaware	8060	81-1718775
Encompass Health Rehabilitation Hospital of Braintree, LLC	Delaware	8060	90-1015323
Encompass Health Rehabilitation Hospital of Cardinal Hill, LLC	Delaware	8060	47-3054927
Encompass Health Rehabilitation Hospital of Charleston, LLC	South Carolina	8060	57-0904886
Encompass Health Rehabilitation Hospital of Cincinnati, LLC	Delaware	8060	45-1441844
Encompass Health Rehabilitation Hospital of Colorado Springs, Inc.	Delaware	8060	25-1612420
Encompass Health Rehabilitation Hospital of Columbia, Inc.	Delaware	8060	63-0974715
Encompass Health Rehabilitation Hospital of Concord, Inc.	Delaware	8060	63-1102594
Encompass Health Rehabilitation Hospital of Dayton, LLC	Delaware	8060	27-0844718
Encompass Health Rehabilitation Hospital of Desert Canyon, LLC	Delaware	8060	27-2457834
Encompass Health Rehabilitation Hospital of Dothan, Inc.	Alabama	8060	63-1097851
Encompass Health Rehabilitation Hospital of East Valley, LLC	Delaware	8060	26-2942698
Encompass Health Rehabilitation Hospital of Erie, LLC	Delaware	8060	63-1105904
Encompass Health Rehabilitation Hospital of Florence, Inc.	South Carolina	8060	57-0775688
Encompass Health Rehabilitation Hospital of Fort Smith, LLC	Delaware	8060	63-1105919
Encompass Health Rehabilitation Hospital of Franklin, LLC	Tennessee	8060	27-4344918

2

Encompass Health Rehabilitation Hospital of Fredericksburg, LLC	Delaware	8060	20-0949793
Encompass Health Rehabilitation Hospital of Gadsden, LLC	Delaware	8060	27-4000610
Encompass Health Rehabilitation Hospital of Harmarville, LLC	Delaware	8060	52-1960506
Encompass Health Rehabilitation Hospital of Henderson, LLC	Delaware	8060	63-1262946
Encompass Health Rehabilitation Hospital of Kingsport, LLC	Delaware	8060	63-1028003
Encompass Health Rehabilitation Hospital of Lakeview, LLC	Delaware	8060	25-1573943
Encompass Health Rehabilitation Hospital of Largo, LLC	Delaware	8060	63-1134645
Encompass Health Rehabilitation Hospital of Las Vegas, LLC	Delaware	8060	25-1693810
Encompass Health Rehabilitation Hospital of Littleton, LLC	Delaware	8060	45-4929357
Encompass Health Rehabilitation Hospital of Manati, Inc.	Delaware	8060	20-1151662
Encompass Health Rehabilitation Hospital of Mechanicsburg, LLC	Delaware	8060	63-1105923
Encompass Health Rehabilitation Hospital of Miami, LLC	Delaware	8060	27-5253818
Encompass Health Rehabilitation Hospital of Middletown, LLC	Delaware	8060	27-3463026
Encompass Health Rehabilitation Hospital of Modesto, LLC	Delaware	8060	46-4417320
Encompass Health Rehabilitation Hospital of Montgomery, Inc.	Alabama	8060	63-1106107
Encompass Health Rehabilitation Hospital of New England, LLC	Delaware	8060	90-1015581
Encompass Health Rehabilitation Hospital of Newnan, LLC	Delaware	8060	27-3390540
Encompass Health Rehabilitation Hospital of Nittany Valley, Inc.	Delaware	8060	63-1105924
Encompass Health Rehabilitation Hospital of Northern Kentucky, LLC	Delaware	8060	63-1184835
Encompass Health Rehabilitation Hospital of Northern Virginia, LLC	Delaware	8060	26-1159764
Encompass Health Rehabilitation Hospital of Northwest Tucson, L.P.	Delaware	8060	25-1654947
Encompass Health Rehabilitation Hospital of Ocala, LLC	Delaware	8060	27-3308405
Encompass Health Rehabilitation Hospital of Panama City, Inc.	Florida	8060	63-1119356
Encompass Health Rehabilitation Hospital of Petersburg, LLC	Delaware	8060	20-0948362
Encompass Health Rehabilitation Hospital of Reading, LLC	Delaware	8060	72-1397929
Encompass Health Rehabilitation Hospital of San Juan, Inc.	Delaware	8060	46-0977422
Encompass Health Rehabilitation Hospital of Sarasota, LLC	Delaware	8060	63-1134650
Encompass Health Rehabilitation Hospital of Scottsdale, LLC	Delaware	8060	63-1184846
Encompass Health Rehabilitation Hospital of Shelby County, LLC	Delaware	8060	27-0275705
Encompass Health Rehabilitation Hospital of Spring Hill, Inc.	Delaware	8060	63-1244181
Encompass Health Rehabilitation Hospital of Sunrise, LLC	Delaware	8060	63-1134714
Encompass Health Rehabilitation Hospital of Tallahassee, LLC	Delaware	8060	63-1134713
Encompass Health Rehabilitation Hospital of Toms River, LLC	Delaware	8060	63-1105897
Encompass Health Rehabilitation Hospital of Treasure Coast, Inc.	Delaware	8060	63-1105921
Encompass Health Rehabilitation Hospital of Tustin, L.P.	Delaware	8060	33-0695017
Encompass Health Rehabilitation Hospital of Utah, LLC	Delaware	8060	63-1105917
Encompass Health Rehabilitation Hospital of Vineland, LLC	Delaware	8060	26-2414472
Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC	Massachusetts	8060	04-2987822
Encompass Health Rehabilitation Hospital of York, LLC	Delaware	8060	63-1105925
Encompass Health Rehabilitation Institute of Tucson, LLC	Alabama	8060	63-1184847
Encompass Health Savannah Holdings, LLC	Delaware	8060	47-1113576
Encompass Health Sea Pines Holdings, LLC	Delaware	8060	45-4093483
Encompass Health Sewickley Holdings, LLC	Delaware	8060	82-2153220
Encompass Health South Carolina Real Estate, LLC	Delaware	8060	46-3629300
Encompass Health South Dakota Real Estate, LLC	Delaware	8060	83-2536799
Encompass Health Support Companies, LLC	Delaware	8060	46-2882734
Encompass Health Texas Real Estate, LLC	Delaware	8060	27-3167838
Encompass Health Tucson Holdings, LLC	Delaware	8060	45-4055073
Encompass Health Tulsa Holdings, LLC	Delaware	8060	47-4340755
Encompass Health Tyler Holdings, Inc.	Delaware	8060	25-1667731
Encompass Health Utah Real Estate, LLC	Delaware	8060	46-3649491
Encompass Health ValleyofTheSun Rehabilitation Hospital, LLC	Delaware	8060	63-1184848
Encompass Health Virginia Real Estate, LLC	Delaware	8060	47-2424063
Encompass Health Walton Rehabilitation Hospital, LLC	Delaware	8060	46-1318969
Encompass Health West Tennessee Holdings, LLC	Delaware	8060	47-5213142
Encompass Health West Virginia Real Estate, LLC	Delaware	8060	27-4647272
Encompass Health Westerville Holdings, LLC	Delaware	8060	47-4109302
Encompass Health Winston-Salem Holdings, LLC	Delaware	8060	81-3262644
Encompass Health Yuma Holdings, Inc.	Delaware	8060	95-4895912
Encompass Rehabilitation Hospital of Abilene, LLC	Delaware	8060	26-2652076
Encompass Rehabilitation Hospital of Arlington, LLC	Delaware	8060	63-1184844
Encompass Rehabilitation Hospital of Austin, LLC	Delaware	8060	26-1408389
Encompass Rehabilitation Hospital of City View, Inc.	Delaware	8060	25-1587575
Encompass Rehabilitation Hospital of Cypress, LLC	Delaware	8060	27-3444511
Encompass Rehabilitation Hospital of Dallas, LLC	Delaware	8060	26-2934144
Encompass Rehabilitation Hospital of Humble, LLC	Delaware	8060	46-4003807

3

Encompass Rehabilitation Hospital of Pearland, LLC	Delaware	8060	81-1940348
Encompass Rehabilitation Hospital of Plano, LLC	Delaware	8060	25-1661222
Encompass Rehabilitation Hospital of Richardson, LLC	Delaware	8060	20-5315890
Encompass Rehabilitation Hospital of Round Rock, LLC	Delaware	8060	20-8038733
Encompass Rehabilitation Hospital of San Antonio, Inc.	Delaware	8060	63-1105930
Encompass Rehabilitation Hospital of Sugar Land, LLC	Delaware	8060	27-2810882
Encompass Rehabilitation Hospital of Texarkana, Inc.	Delaware	8060	63-1105916
Encompass Rehabilitation Hospital of the Mid-Cities, LLC	Delaware	8060	26-1408611
Encompass Rehabilitation Hospital of The Woodlands, Inc.	Delaware	8060	63-1105909
Encompass Rehabilitation Hospital The Vintage, LLC	Delaware	8060	27-0941690
HealthSouth Rehabilitation Hospital of Austin, Inc.	Delaware	8060	63-1105908
HealthSouth Rehabilitation Hospital of Fort Worth, LLC	Delaware	8060	63-0923506
HealthSouth Rehabilitation Hospital of North Houston, LP	Texas	8060	26-0518706
Print Promotions Group, LLC	Delaware	8060	46-2863772
Rebound, LLC	Delaware	8060	62-1178229
Rehab Concepts Corp.	Delaware	8060	25-1650793
Rehabilitation Hospital Corporation of America, LLC	Delaware	8060	23-2655290
Rehabilitation Hospital of North Alabama, LLC	Delaware	8060	37-1921725
Rehabilitation Hospital of Plano, LLC	Delaware	8060	25-1612423
Reliant Blocker Corp.	Delaware	8060	27-5236263
Western Neuro Care, Inc.	Delaware	8060	94-3030235

#	All Registrants have the following principal executive offices:

c/o Encompass Health Corporation

9001 Liberty Parkway

Birmingham, Alabama 35242

(205) 967-7116

4

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-220519) is being filed for the purpose of updating the list of Co-Registrants so that the list accurately reflects those of our subsidiaries that may serve as guarantors of some or all of our debt securities offered by any prospectus supplement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

5

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses relating to the issuance and distribution of the securities registered hereby, other than underwriting discounts, commissions and transfer taxes, that will be borne by the registrants.

SEC Registration Fee	*
Accounting Fees and Expenses	**
Legal Fees and Expenses	**
Transfer Agent Fees and Expenses	**
Warrant Agent Fees and Expenses	**
Trustee Fees and Expenses	**
Rating Agency Fees	**
Printing and Mailing Fees and Expenses	**
FINRA Fees	**
Total

*	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.
**

Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. The Company will file an updated table at the time of completion of any offering under this registration statement.

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the amended and restated certificate of incorporation and the amended and restated bylaws of Encompass Health Corporation, a Delaware corporation (the “Company”). Article VI of the Company’s amended and restated bylaws provides that, to the fullest extent permitted by applicable law, the Company will indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, was or is a party or is threatened to be a party to (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, or (b) any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit. Moreover, any indemnification by the Company pursuant thereto will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred.

The indemnification permitted under the DGCL is not exclusive, and pursuant to Section 145 of the DGCL, a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute. Article VI of the Company’s amended and restated bylaws provides that it has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under applicable law. The Company presently has in place policies insuring its directors and officers under certain circumstances which may include liability or related losses under applicable law.

Section 102(b)(7) of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Pursuant to Section 102(b)(7) of the DGCL, Article NINTH of the Company’s amended and restated certificate of incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except (a) for any breach of the director’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (d) for any transaction from which the director derived an improper personal benefit.

Under separate indemnification agreements with the Company, each director and certain officers of the Company are indemnified against all liabilities relating to his or her position as a director or officer of the Company, to the fullest extent permitted under applicable laws.

Delaware Registrants

Delaware Corporations

The bylaws of each of the co-registrants that are Delaware corporations (collectively, the “Delaware Corporate Registrants”) provide that, to the fullest extent permitted by applicable law, the Delaware Corporate Registrant will indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he or she is or was a director, officer, employee or agent of the Delaware Corporate Registrant, was or is a party or is threatened to be a party to (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Delaware Corporate Registrant), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, or (b) any threatened, pending or completed action or suit by or in the right of the Delaware Corporate Registrant to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit. Moreover, any indemnification by the Delaware Corporate Registrant pursuant thereto will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Delaware Corporate Registrants will, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnified person prior to final disposition of any proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if that person is ultimately determined not to be entitled to indemnification under the bylaws of the Delaware Corporate Registrant.

The Delaware Corporate Registrants’ respective bylaws provide that they have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Delaware Corporate Registrant, or is or was serving at the request of the Delaware Corporate Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Delaware Corporate Registrant would have the power to indemnify him or her against such liability under applicable law.

Pursuant to Section 102(b)(7) of the DGCL, the Delaware Corporate Registrants’ respective certificates of incorporation provide that no director shall be personally liable to the Delaware Corporate Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except (a) for any breach of the director’s duty of loyalty to the Delaware Corporate Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (d) for any transaction from which the director derived an improper personal benefit.

Delaware LLCs

The operating agreements of each of the co-registrants that are Delaware limited liability companies (the “Delaware LLC Registrants”) provide that, to the fullest extent permitted by law and subject to certain enumerated exceptions, the Delaware LLC Registrants will indemnify any person who is a member or manager of such companies, or any officer, director, stockholder, partner, employee, affiliate, representative, or agent of any of the foregoing, or any officer of the Delaware LLC Registrants, against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (collectively, “Claims”), in which he or she may be involved, or threatened to be involved, as a party or otherwise, by reason of his or her management of the affairs of the Delaware LLC Registrant or which relates to or arises out of the Delaware LLC Registrant or its property, business or affairs. The Delaware LLC Registrants will advance expenses of any Claim prior to final disposition of such Claim upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if that person is ultimately determined not to be entitled to indemnification under the operating agreement of the Delaware LLC Registrant.

Except as noted below, the operating agreements of the remaining co-registrants that are limited liability companies organized under the laws of Massachusetts, South Carolina and Tennessee contain identical provisions.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

Delaware Limited Partnerships

The partnership agreement of Encompass Health Rehabilitation Hospital of Northwest Tucson, L.P. provides that the partnership will, subject to certain exceptions, indemnify the general partner and its affiliates against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims incurred by them in connection with the partnership. Additionally, the partnership will indemnify the tax matters partner against all claims, liabilities, losses and damages, including judgments, fines and expenses (including attorneys’ fees) incurred by the tax matters partner in connection with (a) any administrative or judicial proceeding with respect to the tax liability of the partners and (b) any civil, criminal or investigative proceeding in which the tax matters partner is involved or threatened to be involved in, solely by virtue of being tax matters partner. The partnership agreement of Encompass Health Rehabilitation Hospital of Tustin, L.P. provides that the partnership will, subject to certain exceptions, indemnify each general partner and each affiliate, shareholder, officer, director, employee and agent of each general partner and its affiliates against any claim, loss, liability, damage or expense (including reasonable attorneys’ fees) arising as a result of any act by the foregoing persons. The partnership will advance expenses incurred by any indemnified person as a result of a legal action relating to the performance of duties or services by the indemnified party on behalf of the partnership upon receipt of an undertaking by the indemnified person to repay such expenses if that person is ultimately determined not to be entitled to indemnification under the partnership agreement.

Section 15-110 of the Delaware Revised Uniform Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Alabama Registrants

Alabama Corporations

Sections 10A-2-8.50 to 10A-2-8.58 of the Alabama Business and Nonprofit Entity Code (the “Alabama Code”) give a corporation power to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if (a) the individual conducted himself or herself in good faith, (b) the individual reasonably believed: (i) in the case of conduct in his or her official capacity with the corporation, that the conduct was in its best interests; and (ii) in all other cases, that the conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful. Under the Alabama Code, a corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (b) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her. In addition, Sections 10A-2-8.52 and 10A-2-8.56 of the Alabama Code state that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding, or of any claim, issue or matter therein, he or she shall be indemnified against reasonable expenses incurred in connection therewith, notwithstanding that he or she has not been successful on any other claim, issue or matter in any proceeding.

Alabama LLC

The articles of organization of Encompass Health Rehabilitation Institute of Tucson, LLC (the “Alabama LLC Registrant”) state that, to the fullest extent permitted under the law, (a) each member is entitled to indemnification for any loss, damage or claim incurred by such member by reason of any act or omission performed or omitted by such member on behalf of the Alabama LLC Registrant, and (b) the Alabama LLC Registrant will advance expenses of an action, proceeding or suit prior to final disposition of the same upon receipt of an undertaking by or on behalf of the member or manager to repay such amount if that person is not entitled to indemnification under the articles or organization. In addition, the operating agreement of the Alabama LLC Registrant provides that it will indemnify any person who is or was a member of the board, a principal officer or the tax matters member of the Alabama LLC Registrant against any and all claims, demands and losses if (x) such person conducted himself or herself in good faith, (y) reasonably believed (i) in the case of conduct in his or her official capacity with the Alabama LLC Registrant, that his or her conduct was in its best interests and (ii) in all other cases, that his or her conduct was at least not opposed to its best interests and such person was not found liable in a proceeding charging improper personal gain, and (z) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Moreover, any indemnification by the Alabama LLC Registrant pursuant to the provisions of the operating agreement will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Section 10A-5A-4.10 of the Alabama Limited Liability Company Law of 2014 permits a limited liability company, or a series thereof, to indemnify and hold harmless a member or other person and pay in advance or reimburse expenses incurred by a member or other person.

Florida Registrant

The bylaws of Encompass Health Rehabilitation Hospital of Panama City, Inc. (the “Florida Registrant”) provide that, to the fullest extent permitted by applicable law, the Florida Registrant will indemnify its directors and officers against liabilities, and advance reasonable expenses, incurred in any proceeding, including threatened or pending suits, whether civil, criminal or investigative and whether formal or informal, to which such person is, or is threatened to be made, a party or a witness because of his or her role as a director or officer. Moreover, the rights to indemnification granted under the bylaws will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may otherwise be entitled.

Section 607.0831 of the Florida Business Corporation Act (the “Florida Code”) provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Code (relating to the liability of the directors for improper distributions) are applicable, (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholders, or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

Section 607.0850 of the Florida Code authorizes, among other things, a company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the company) by reason of the fact that he or she is or was a director, officer, employee or agent of the company (or is or was serving at the request of the company in such a position for any entity) against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

The Florida Code requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not appropriate.

The Florida Code further states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (a) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which such person derived an improper personal benefit, (c) willful misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a stockholder, or (d) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Code (relating to the liability of directors for improper distributions) are applicable.

Massachusetts Registrant

Section 8 of the Massachusetts Limited Liability Company Act (“Massachusetts LLC Law”) provides that, subject to such standards and restrictions, if any, as are set forth in its certificate of organization or written operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Such indemnification may include payment by the limited liability company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under Massachusetts LLC Law, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer a member or a manager. No indemnification shall be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the limited liability company. Section 8 of Massachusetts LLC Law also provides that the certificate of organization or a written operating agreement may eliminate or limit the personal liability of a manager for breach of any duty to the limited liability company or to another member or manager.

South Carolina Registrants

South Carolina Corporation

The bylaws of Encompass Health Rehabilitation Hospital of Florence, Inc. (the “South Carolina Corporate Registrant”) provide that the South Carolina Corporate Registrant will indemnify each director, officer, employee or agent of the South Carolina Corporate Registrant who is, or is threatened to be made, a party to any action, proceeding or suit, whether administrative, civil, criminal or investigative (other than any action, proceeding or suit by or on behalf of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the South Carolina Corporate Registrant, or is or was serving at the request of the South Carolina Corporate Registrant in such a capacity of the corporation, against expenses (including attorneys’ fees), fines, judgments and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, proceeding or suit if he or she reasonably acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the South Carolina Corporate Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the discretion of the board, the South Carolina Corporate Registrant may advance expenses before final disposition of the relevant action, proceeding or suit in respect of the indemnification provisions set forth in the bylaws.

Under Section 38-510 of the South Carolina Code of Laws, a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if (a) he or she conducted himself or herself in good faith, (b) he or she reasonably believed (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interest, and (ii) in all other cases, that his or her conduct was at least not opposed to its best interest, and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

South Carolina LLC

Section 33-44-403 of the South Carolina Limited Liability Company Act provides that a limited liability company shall indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Tennessee Registrant

Sections 48-249-115(b) and (g)(2) of the Tennessee Revised Limited Liability Company Act (the “TRLLCA”) permit a limited liability company, or LLC, to indemnify an individual made a party to a proceeding because such individual is or was a director, manager, member, officer, employee or agent of the LLC against liability incurred in the proceeding if the individual (1) acted in good faith and (2) reasonably believed that such individual’s conduct in such individual’s official capacity with the LLC was in the best interest of the LLC and in all other cases that such individual’s conduct was at least not opposed to the LLC’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. Unless ordered by a court, a LLC may not indemnify a director, manager, member, officer, employee or agent of the LLC in connection with a proceeding by or in the right of the LLC in which such individual was adjudged liable to the LLC, or in connection with any other proceeding charging improper personal benefit to such individual, whether or not involving action in such individual’s official capacity, in which such individual was adjudged liable on the basis that personal benefit was improperly received by such individual. Sections 48-249-115(c) and (g)(1) of the TRLLCA provide that a LLC shall indemnify a director, manager, member or officer of the LLC who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because the individual is or was a director, manager, member or officer of the LLC against reasonable expenses incurred by the individual in connection with the proceeding.

Sections 48-249-115(d) and (g)(2) of the TRLLCA provide for the payment of reasonable expenses incurred by a director, manager, member, officer, employee or agent of the LLC in advance of the final disposition of the proceeding if (i) such individual furnishes a written affirmation of good faith belief that such individual has met the standard of conduct for indemnification described in the preceding paragraph; (ii) such individual furnishes a written undertaking to repay the advance, if it is ultimately determined that such individual is not entitled to indemnification; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the TRLLCA.

Section 48-249-115(i) of the TRLLCA prohibits indemnification of a director, manager, member, officer, employee or agent of the LLC who is adjudged liable for a breach of the duty of loyalty to the LLC or its members, or for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or for an unlawful distribution.

Section 48-249-115(g)(3) of the TRLLCA provides that a LLC may indemnify and advance expenses to an officer, employee or agent to the extent, consistent with public policy, that may be provided by its LLC documents, by general or specific action of the board of directors of a director-managed LLC, by the managers of a manager-managed LLC, by the members of a member-managed LLC, or by contract.

Texas Registrant

The partnership agreement of HealthSouth Rehabilitation Hospital of North Houston, LP provides that, subject to limitation in the case of any judgement of liability, the partnership will indemnify the general partner against any loss or damage and against expenses (including attorneys’ fees) actually and reasonably incurred by the general partner in connection with the defense or settlement of any threatened, pending or completed action or suit by the partners or any other person if the general partner was a party in its capacity as a general partner. The partnership agreement also provides that no partners shall be personally liable for the partnership’s obligations unless otherwise agreed to in writing.

Section 8.051 of the Texas Business Organizations Code (the “TBOC”) provides that, except as limited by a partnership agreement, a partnership shall indemnify a governing person (in the Texas Registrant’s case, the general partner) or former governing person against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person of the partnership if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Pursuant to Section 8.105 of the TBOC, an entity shall indemnify an officer to the same extent it is required to indemnify a governing person under Section 8.051, and may indemnify an officer, employee or agent as provided by its governing documents, written resolution of its owners or members, contract or common law.

Pursuant to Section 8.101 of the TBOC, a limited partnership may indemnify a partner or former partner who is or is threatened to be made a respondent in a proceeding if the partnership determines that the person acted in good faith, reasonably believed that the person’s conduct was in the partnership’s best interests and that the person’s conduct was not opposed to the partnership’s best interests. In the case of a criminal proceeding, the indemnified person must not have had reasonable cause to believe that his or her conduct was unlawful. Section 8.103 of the TBOC dictates that the foregoing determinations must be made by a vote of a majority-in-interest of the limited partners in a vote that excludes the interest held by each general partner who is not disinterested and independent.

Item 16. Exhibits.

Exhibit numbers	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Encompass Health Corporation, effective as of January 1, 2018 (incorporated by reference to Exhibit 3.1 to Encompass Health’s Current Report on Form 8-K filed on October 25, 2017).

3.2	Amended and Restated Bylaws of Encompass Health Corporation, effective as of January 1, 2018 (incorporated by reference to Exhibit 3.2 to Encompass Health’s Current Report on Form 8-K filed on October 25, 2017).

3.3	Certificate of Designations of 6.50% Series A Convertible Perpetual Preferred Stock, as filed with the Secretary of State of the State of Delaware on March 7, 2006 (incorporated by reference to Exhibit 3.1 to Encompass Health’s Current Report on Form 8-K filed on March 9, 2006).

4.1*	Form of Certificate of Designation of preferred stock.

4.2*	Specimen preferred stock certificate.

4.3*	Form of warrant agreement.

4.4*	Form of warrant certificate.

4.5	Indenture, dated as of December 1, 2009, between Encompass Health Corporation and Wells Fargo Bank, National Association, as trustee and successor in interest to The Bank of Nova Scotia Trust Company of New York (incorporated by reference to Exhibit 4.7.1 to Encompass Health’s Annual Report on Form 10-K filed on February 23, 2010).

4.6*	Specimen Note.

5.1***	Opinion of Stephen D. Leasure, Esq. regarding the equity securities and warrants being registered.

5.2**	Opinion of Maynard, Cooper & Gale, P.C. regarding debt securities and certain guarantees being registered (Alabama, Delaware, Florida, New York and Tennessee law).

5.3**	Opinion of Bradley Arant Boult Cummings LLP regarding certain guarantees being registered (Massachusetts, South Carolina and Texas law).

23.1**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2***	Consent of Stephen D. Leasure, Esq. (included in Exhibit 5.1).

23.3**	Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5.2).

23.4**	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.3).

24.1***	Power of Attorney for Encompass Health Corporation (for certain directors) (included in the signature page to the Registration Statement previously filed with the Securities and Exchange Commission).

24.2**	Power of Attorney for Co-Registrants (included on signature pages hereto).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the indenture for debt securities.

*	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.
***	Previously filed with this Registration Statement.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(l)(ii) and (a)(l)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on September 9, 2019.

ENCOMPASS HEALTH CORPORATION

By:	/s/ Patrick Darby
Patrick Darby
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mark J. Tarr	President and Chief Executive Officer and	September 9, 2019
Mark J. Tarr	Director

/s/ Douglas E. Coltharp	Executive Vice President and	September 9, 2019
Douglas E. Coltharp	Chief Financial Officer

/s/ Andrew L. Price	Chief Accounting Officer	September 9, 2019
Andrew L. Price

*	Chairman of the Board of Directors	September 9, 2019
Leo I. Higdon, Jr.

Director
John W. Chidsey

*	Director	September 9, 2019
Donald L. Correll

*	Director	September 9, 2019
Yvonne M. Curl

*	Director	September 9, 2019
Charles M. Elson

Director
Joan E. Herman

*	Director	September 9, 2019
Leslye G. Katz

*	Director	September 9, 2019
John E. Maupin, Jr.

Director
Nancy M. Schlichting

Director
L. Edward Shaw, Jr.

*By:	/s/ Patrick Darby
Patrick Darby
Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the following Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 9, 2019.

Continental Rehabilitation Hospital of Arizona, Inc.
Encompass Health C Corp Sub Holdings, Inc.
Encompass Health Central Arkansas Holdings, Inc.
Encompass Health Jonesboro Holdings, Inc.
Encompass Health Rehabilitation Hospital of Colorado Springs, Inc.
Encompass Health Rehabilitation Hospital of Columbia, Inc.
Encompass Health Rehabilitation Hospital of Concord, Inc.
Encompass Health Rehabilitation Hospital of Dothan, Inc.
Encompass Health Rehabilitation Hospital of Florence, Inc.
Encompass Health Rehabilitation Hospital of Manati, Inc.
Encompass Health Rehabilitation Hospital of Montgomery, Inc.
Encompass Health Rehabilitation Hospital of Nittany Valley, Inc.
Encompass Health Rehabilitation Hospital of Panama City, Inc.
Encompass Health Rehabilitation Hospital of San Juan, Inc.
Encompass Health Rehabilitation Hospital of Spring Hill, Inc.
Encompass Health Rehabilitation Hospital of Treasure Coast, Inc.
Encompass Health Tyler Holdings, Inc.
Encompass Health Yuma Holdings, Inc.
Encompass Rehabilitation Hospital of City View, Inc.
Encompass Rehabilitation Hospital of San Antonio, Inc.
Encompass Rehabilitation Hospital of Texarkana, Inc.
Encompass Rehabilitation Hospital of The Woodlands, Inc.
HealthSouth Rehabilitation Hospital of Austin, Inc.
Rehab Concepts Corp.
Reliant Blocker Corp.
Western Neuro Care, Inc.

By:	/s/ Edmund Fay
Edmund Fay
Authorized Signatory

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Darby his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Douglas E. Coltharp	President and Director	September 9, 2019
Douglas E. Coltharp	(Principal Executive Officer)
(Principal Financial Officer)

/s/ Andrew L. Price	Vice President	September 9, 2019
Andrew L. Price	(Principal Accounting Officer)

	Director	September 9, 2019
Barbara A. Jacobsmeyer

/s/ Patrick Darby	Director	September 9, 2019
Patrick Darby

Signatures

Pursuant to the requirements of the Securities Act of 1933, the following Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 9, 2019.

Encompass Health Rehabilitation Hospital of Northwest Tucson, L.P.

By:	Continental Rehabilitation Hospital of Arizona, Inc., its General Partner

Encompass Health Rehabilitation Hospital of Tustin, L.P.

By:	Western Neuro Care, Inc., its Managing General Partner

By:	/s/ Edmund Fay
Edmund Fay
Authorized Signatory

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Darby his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Douglas E. Coltharp	President and Director	September 9, 2019
Douglas E. Coltharp	(Principal Executive Officer)
(Principal Financial Officer)

/s/ Andrew L. Price	Vice President	September 9, 2019
Andrew L. Price	(Principal Accounting Officer)

	Director	September 9, 2019
Barbara A. Jacobsmeyer

/s/ Patrick Darby	Director	September 9, 2019
Patrick Darby

Signatures

Pursuant to the requirements of the Securities Act of 1933, the following Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 9, 2019.

HealthSouth Rehabilitation Hospital of North Houston, LP

By:	HealthSouth North Houston GP, LLC, its General Partner

By:	/s/ Edmund Fay
Edmund Fay
Authorized Signatory

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Darby his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Douglas E. Coltharp	President and Manager	September 9, 2019
Douglas E. Coltharp	(Principal Executive Officer)
(Principal Financial Officer)

/s/ Andrew L. Price	Vice President	September 9, 2019
Andrew L. Price	(Principal Accounting Officer)

	Manager	September 9, 2019
Barbara A. Jacobsmeyer

/s/ Patrick Darby	Manager	September 9, 2019
Patrick Darby

Signatures

Pursuant to the requirements of the Securities Act of 1933, the following Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 9, 2019.

Continental Medical Systems, LLC
Encompass Health Acquisition Holdings, LLC
Encompass Health Acquisition Holdings Subsidiary, LLC
Encompass Health Alabama Real Estate, LLC
Encompass Health Arizona Real Estate, LLC
Encompass Health Arkansas Real Estate, LLC
Encompass Health Boise Holdings, LLC
Encompass Health Bryan Holdings, LLC
Encompass Health California Real Estate, LLC
Encompass Health Colorado Real Estate, LLC
Encompass Health Deaconess Holdings, LLC
Encompass Health Fairlawn Holdings, LLC
Encompass Health GKBJH Holdings, LLC
Encompass Health Gulfport Holdings, LLC
Encompass Health Iowa Real Estate, LLC
Encompass Health Johnson City Holdings, LLC
Encompass Health Joint Ventures Holdings, LLC
Encompass Health Kansas Real Estate, LLC
Encompass Health Kentucky Real Estate, LLC
Encompass Health Littleton Holdings, LLC
Encompass Health Lubbock Holdings, LLC
Encompass Health Martin County Holdings, LLC
Encompass Health Maryland Real Estate, LLC
Encompass Health Massachusetts Real Estate, LLC
Encompass Health Midland Odessa Holdings, LLC
Encompass Health Myrtle Beach Holdings, LLC
Encompass Health Nevada Real Estate, LLC
Encompass Health New Mexico Real Estate, LLC
Encompass Health North Houston GP, LLC
Encompass Health Ohio Real Estate, LLC
Encompass Health Owned Hospitals Holdings, LLC
Encompass Health Pennsylvania Real Estate, LLC
Encompass Health Properties, LLC
Encompass Health Real Estate, LLC
Encompass Health Rehabilitation Hospital of Albuquerque, LLC
Encompass Health Rehabilitation Hospital of Altamonte Springs, LLC
Encompass Health Rehabilitation Hospital of Bakersfield, LLC
Encompass Health Rehabilitation Hospital of Bluffton, LLC
Encompass Health Rehabilitation Hospital of Braintree, LLC
Encompass Health Rehabilitation Hospital of Cardinal Hill, LLC
Encompass Health Rehabilitation Hospital of Charleston, LLC
Encompass Health Rehabilitation Hospital of Cincinnati, LLC
Encompass Health Rehabilitation Hospital of Dayton, LLC
Encompass Health Rehabilitation Hospital of Desert Canyon, LLC
Encompass Health Rehabilitation Hospital of East Valley, LLC
Encompass Health Rehabilitation Hospital of Erie, LLC
Encompass Health Rehabilitation Hospital of Fort Smith, LLC
Encompass Health Rehabilitation Hospital of Franklin, LLC

Encompass Health Rehabilitation Hospital of Fredericksburg, LLC
Encompass Health Rehabilitation Hospital of Gadsden, LLC
Encompass Health Rehabilitation Hospital of Harmarville, LLC
Encompass Health Rehabilitation Hospital of Henderson, LLC
Encompass Health Rehabilitation Hospital of Kingsport, LLC
Encompass Health Rehabilitation Hospital of Lakeview, LLC
Encompass Health Rehabilitation Hospital of Largo, LLC
Encompass Health Rehabilitation Hospital of Las Vegas, LLC
Encompass Health Rehabilitation Hospital of Littleton, LLC
Encompass Health Rehabilitation Hospital of Mechanicsburg, LLC
Encompass Health Rehabilitation Hospital of Miami, LLC
Encompass Health Rehabilitation Hospital of Middletown, LLC
Encompass Health Rehabilitation Hospital of Modesto, LLC
Encompass Health Rehabilitation Hospital of New England, LLC
Encompass Health Rehabilitation Hospital of Newnan, LLC
Encompass Health Rehabilitation Hospital of Northern Kentucky, LLC
Encompass Health Rehabilitation Hospital of Northern Virginia, LLC
Encompass Health Rehabilitation Hospital of Ocala, LLC
Encompass Health Rehabilitation Hospital of Petersburg, LLC
Encompass Health Rehabilitation Hospital of Reading, LLC
Encompass Health Rehabilitation Hospital of Sarasota, LLC
Encompass Health Rehabilitation Hospital of Scottsdale, LLC
Encompass Health Rehabilitation Hospital of Shelby County, LLC
Encompass Health Rehabilitation Hospital of Sunrise, LLC
Encompass Health Rehabilitation Hospital of Tallahassee, LLC
Encompass Health Rehabilitation Hospital of Toms River, LLC
Encompass Health Rehabilitation Hospital of Utah, LLC
Encompass Health Rehabilitation Hospital of Vineland, LLC
Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC
Encompass Health Rehabilitation Hospital of York, LLC
Encompass Health Rehabilitation Institute of Tucson, LLC
Encompass Health Savannah Holdings, LLC
Encompass Health Sea Pines Holdings, LLC
Encompass Health Sewickley Holdings, LLC
Encompass Health South Carolina Real Estate, LLC
Encompass Health South Dakota Real Estate, LLC
Encompass Health Support Companies, LLC
Encompass Health Texas Real Estate, LLC
Encompass Health Tucson Holdings, LLC
Encompass Health Tulsa Holdings, LLC
Encompass Health Utah Real Estate, LLC
Encompass Health ValleyofTheSun Rehabilitation Hospital, LLC
Encompass Health Virginia Real Estate, LLC
Encompass Health Walton Rehabilitation Hospital, LLC
Encompass Health West Tennessee Holdings, LLC
Encompass Health West Virginia Real Estate, LLC
Encompass Health Westerville Holdings, LLC
Encompass Health Winston-Salem Holdings, LLC
Encompass Rehabilitation Hospital of Abilene, LLC

Encompass Rehabilitation Hospital of Arlington, LLC
Encompass Rehabilitation Hospital of Austin, LLC
Encompass Rehabilitation Hospital of Cypress, LLC
Encompass Rehabilitation Hospital of Dallas, LLC
Encompass Rehabilitation Hospital of Humble, LLC
Encompass Rehabilitation Hospital of Pearland, LLC
Encompass Rehabilitation Hospital of Plano, LLC
Encompass Rehabilitation Hospital of Richardson, LLC
Encompass Rehabilitation Hospital of Round Rock, LLC
Encompass Rehabilitation Hospital of Sugar Land, LLC
Encompass Rehabilitation Hospital of the Mid-Cities, LLC
Encompass Rehabilitation Hospital The Vintage, LLC
HealthSouth Rehabilitation Hospital of Fort Worth, LLC
Print Promotions Group, LLC
Rebound, LLC
Rehabilitation Hospital Corporation of America, LLC
Rehabilitation Hospital of North Alabama, LLC
Rehabilitation Hospital of Plano, LLC

By:	/s/ Edmund Fay
Edmund Fay
Authorized Signatory

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Darby his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Douglas E. Coltharp	President and Manager	September 9, 2019
Douglas E. Coltharp	(Principal Executive Officer)
(Principal Financial Officer)

/s/ Andrew L. Price	Vice President	September 9, 2019
Andrew L. Price	(Principal Accounting Officer)

	Manager	September 9, 2019
Barbara A. Jacobsmeyer

/s/ Patrick Darby	Manager	September 9, 2019
Patrick Darby